Exhibit 4.2

Chukong Holdings Limited

INCORPORATED IN THE CAYMAN ISLANDS

SHARE CERTIFICATE

AUTHORISED CAPITAL:              divided into              shares of a nominal or par value of                      each.

This is to certify that                                                                                                                                                         Of

                                                                                                                                                                                                                              is the registered holder of                                                                                                                                 fully paid and non-assessable,

subject to the rules and laws governing the administration of the Company

Given under the Common Seal of the said Company
This day of

The Common Seal of the Company was hereunto affixed in the presence of	.

Director